Exhibit 4.1

NUMBER

SHARES

Puma Biotechnology

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

CUSIP 74587V 10 7

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $0.0001 PAR VALUE, OF

PUMA BIOTECHNOLOGY, INC.

transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers.

Dated:

PRESIDENT & CHIEF EXECUTIVE OFFICER

TREASURER

COUNTERSIGNED AND REGISTERED; WELLS FARGO BANK, N.A.

BY

TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE

AMERICAN FINANCIAL PRINTING INCORPORATED - MINNEAPOLIS

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE CORPORATION, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR THE OWNER’S LEGAL REPRESENTATIVES, TO GIVE THE CORPORATION A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

UTMA - Custodian

TEN COM - as tenants in common

(Cust) (Minor)

TEN ENT - as tenants by entireties under Uniform Transfers to Minors

JT TEN - as joint tenants with right of survivorship and not as tenants in common Act (State)

Additional abbreviations may also be used though not in above list.

For value received hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated X X

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.